UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

October 27, 2003

THE SHAW GROUP INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809

(Address of principal executive offices and zip code)

(225) 932-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 23, 2003, The Shaw Group Inc. (the “Company”) entered into an underwriting agreement with the underwriters named therein to sell 23,000,000 shares of the Company’s common stock, no par value, including an over-allotment option to purchase up to 3,000,000 shares of the Company’s common stock. On October 24, 2003, the underwriters exercised the over-allotment option for 3,000,000 shares to be delivered on or about October 29, 2003.

Item 7. Financial Statements and Exhibits.

(c)    Exhibits:

The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

1.1    Underwriting Agreement, dated October 23, 2003, among The Shaw Group Inc. and the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)

Date: October 27, 2003	By:	/s/ Robert L. Belk
Robert L. Belk, Executive Vice President and Chief Financial Officer

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K

October 27, 2003

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 23, 2003, among The Shaw Group Inc. and the Underwriters named therein.

3